As filed with the Securities and Exchange Commission on __________, 2005
Registration No. 333-__________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

eFUNDS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	39-1506286
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

Gainey Center II, 8501 N. Scottsdale Rd, Ste 300, Scottsdale, Arizona	85253
(Address of principal executive offices)	(Zip Code)
eFUNDS CORPORATION STOCK INCENTIVE PLAN FOR DELUXE CONVERSION AWARDS, AS AMENDED
(Full title of the plan)

Paul F. Walsh Chairman and Chief Executive Officer eFunds Corporation Gainey Center II 8501 N. Scottsdale Rd, Ste 300 Scottsdale, Arizona 85253 (480) 629-7700	Copy to:Robert A. Rosenbaum, Esq. Dorsey & Whitney LLP 50 South Sixth Street, Ste 1500 Minneapolis, Minnesota 55402-1498 (612) 340-5681
(Name, address and telephone number, including area code, of agent for service)

This Post-Effective Amendment No. 1 to the Registration Statement shall hereafter become effective in accordance with Rule 462 promulgated under the Securities Act of 1933, as amended.
The purpose of this Post-Effective Amendment is the deregistration of 1,245,943 shares of Common Stock $.01 par value of eFunds Corporation under the Plan.

PART II.
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 9. Undertakings.
Pursuant to Item 512(a)(3), this Post-Effective Amendment No. 1 is filed in order to deregister securities remaining unissued under Registration Statement No. 333-51536, filed on December 8, 2000. The eFunds Corporation Stock Incentive Plan for Deluxe Conversion Awards, as amended (the “Plan”) was adopted in connection with the Company’s spin off from its former affiliate, Deluxe Corporation, in order to provide substitute options for the parties holding Deluxe options after the spin off.
Registration Statement No. 333-51536 covered 3,350,000 shares of common stock, $.01 par value, of eFunds Corporation Common Stock, issuable under the Plan. As of the date hereof, options for 2,927,896 shares of eFunds common stock have been issued under the Plan, 1,843,627 of which have been exercised, 823,839 of which have expired or been cancelled, and 260,430 of which remain outstanding. The Plan was terminated by the Company’s Board of Directors on December 6, 2005 and no further options may be issued thereunder. Pursuant to the undertaking contained in Registration Statement No. 333-51536 to remove any securities registered which remain unissued at the time of termination, this Amendment No. 1 is being filed to deregister the 1,245,943 shares of common stock, which represents the shares underlying the cancelled and expired options and the shares reserved for issuance under the Plan in connection with possible future option grants as of the date of the termination of the Plan.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Registration No. 333-51536 on Form S-8 has been signed by the following persons in the capacities indicated on December 19, 2005.

Signature	Title

/s/ Paul F. Walsh	Chairman of the Board and Chief
Paul F. Walsh	Executive Officer (principal executive officer)

Director
Richard J. Almeida

*	Director
John J. (Jack) Boyle III

*	Director
Janet M. Clarke

Director
Richard J. Lehmann

Director
Robert C. Nakasone

*	Director
Sheila A. Penrose

*	Director
Hatim A. Tyabji

By his signature set forth below, Steven F. Coleman, pursuant to duly executed Powers of Attorney duly filed with the Securities and Exchange Commission as Exhibit 24.1 to Registration Statement No. 333-51536, has signed this Post-Effective Amendment No. 1 to Registration Statement No. 333-51536 on behalf of the persons whose signatures are printed above, in the capacities set forth opposite their respective names.

*by /s/ Steven F. Coleman
Steven F. Coleman, Attorney-in-Fact